UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

ADVANCED MEDICAL ISOTOPE CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1021 N. Kellogg Street, Kennewick, WA 99336

(Address of principal executive offices)

(509) 736-4000

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 7, 2016, Advanced Medical Isotope Corporation (the “Company”) filed a certificate of amendment to its Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 (the “Amendment”), with the Delaware Division of Corporations to effect a 1-for-100 reverse split of its authorized shares of Common Stock (the “Reverse Split”). The Reverse Split will not impact the Company’s authorized shares of common stock, which currently remains at 2.0 billion shares.

The Reverse Split was approved by written consent of a majority of the Company’s shareholders on October 14, 2015. More information on the Reverse Split can be found in the Company’s definitive information statement, filed with the Securities and Exchange Commission on December 14, 2015, and mailed to each of the Company’s shareholders on or about the same date.

The Reverse Split was announced by the Financial Industry Regulatory Authority (“FINRA”) on October 7, 2016, and became effective on the OTC Pink Marketplace at the opening of trading on October 11, 2016 under the symbol “ADMDD”. The “D” will appear on the Company’s ticker symbol for the next 20 business days. After 20 business days, the Company’s common stock will resume trading under the symbol “ADMD”. The Company’s new CUSIP number is 00765X 201.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORP.

Date: October 17, 2016	By:	/s/ James C. Katzaroff
James C. Katzaroff
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Advanced Medical Isotope Corporation, effective October 7, 2016